UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2011

Inhibitex, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-50772	742708737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9005 Westside Parkway, Alpharetta, Georgia		30009
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-746-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of April 12, 2011, Inhibitex, Inc. amended its employment agreements with Russell H. Plumb, its President, Chief Executive Officer, Chief Financial Officer and Secretary, Joseph M. Patti, its Senior Vice President, Research and Development and Chief Scientific Officer and Geoffrey W. Henson, its Senior Vice President, Drug Development to provide for increases in their respective base salaries as of January 1, 2011 and for other non-material changes, including changes occasioned by Section 409A of the United States Internal Revenue Code.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit No. Description of Exhibits
________________________________________
10.48 Employment Agreement, dated April 12, 2011, by and between the registrant and Russell H. Plumb.
10.50 Employment Agreement, dated April 12, 2011, by and between the registrant and Geoffrey W. Henson.
10.51 Employment Agreement, dated April 12, 2011, by and between the registrant and Joseph M. Patti.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc.

April 13, 2011	By:	Russell H. Plumb

Name: Russell H. Plumb
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.48	Employment Agreement, dated April 16, 2011, by and between the registrant and Russell H. Plumb.
10.50	Employment Agreement, Dated April 16, 2011 by and between the registrant and Geoffrey Henson.
10.51	Employment Agreement, Dated April 16, 2011 by and between the registrant and Joseph M. Patti.